Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-290665 and
333-290665-01

Product Supplement No. STOCK-1 (To Prospectus dated December 8, 2025 and Series A Prospectus Supplement dated December 8, 2025) December 8, 2025

BofA Finance LLC

Notes Linked to One or More Common Equity Securities

Fully and Unconditionally Guaranteed by Bank of America Corporation

This product supplement sets forth terms that will apply generally to the Notes offered by this product supplement, which we refer to as the “Notes.”

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The Notes are unsecured senior debt securities issued by BofA Finance LLC (the “Issuer”), a direct, wholly-owned finance subsidiary of Bank of America Corporation (the “Guarantor”). Any payment(s) due on the Notes are fully and unconditionally guaranteed by the Guarantor. Any payment(s) due on the Notes, including any repayment of principal, will be subject to the credit risk of BofA Finance LLC, as issuer of the Notes, and the credit risk of Bank of America Corporation, as guarantor of the Notes.

•	The Notes are not suitable for all investors and involve a number of risks and important legal and tax consequences that should be discussed with your professional advisors.

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For each offering of the Notes, we will provide you with a pricing supplement that will describe the specific terms of that offering, including the specific Underlying(s), the maturity date and certain risk factors. The applicable pricing supplement will identify, if applicable, any additions or changes to the terms specified in this product supplement. If the terms specified in any applicable pricing supplement are inconsistent with the terms specified in this product supplement or in the accompanying prospectus supplement or prospectus, the terms specified in the applicable pricing supplement will control.

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The return on the Notes will be based on the performance of the common equity securities or American Depositary Receipts (“ADRs”) of a company other than us or our affiliates (an “Underlying Stock”), a basket of Underlying Stocks, or the least performing of two or more Underlying Stocks. We refer to any such Underlying Stock or basket as an “Underlying.”

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The Notes may or may not bear interest or pay coupons on either a contingent or fixed basis. Depending on the terms of the Notes, the amount payable at maturity may be less than, equal to or greater than the principal amount. The Notes may or may not be called at our option or automatically upon the occurrence of certain specified events prior to maturity.

•	The Notes will be issued in denominations as will be set forth in the applicable pricing supplement.

•	Unless otherwise specified in the applicable pricing supplement, the Notes will not be listed on a securities exchange or quotation system.

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One or more of our affiliates, including BofA Securities, Inc. (“BofAS”), may act as our Selling Agent(s) to offer the Notes. See “Supplemental Plan of Distribution; Conflicts of Interest” on page PS-28.

The Notes are unsecured and unsubordinated obligations of the Issuer and the related guarantee of the Notes is an unsecured and unsubordinated obligation of the Guarantor. The Notes and the related guarantee are not savings accounts, deposits, or other obligations of a bank. The Notes are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency and involve investment risks, including possible loss of principal. Potential purchasers of the Notes should consider the information in “Risk Factors” beginning on page 4 of this product supplement, page S-7 of the accompanying Series A prospectus supplement, and page 7 of the accompanying prospectus.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement, the accompanying prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

BofA Securities

The Issuer and the Guarantor have not authorized anyone to provide any information other than that contained or incorporated by reference in the applicable pricing supplement, this product supplement or the accompanying prospectus supplement or prospectus with respect to the Notes offered by the applicable pricing supplement or with respect to the Issuer and the Guarantor. The Issuer and the Guarantor take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The applicable pricing supplement, together with this product supplement and the accompanying prospectus supplement and prospectus, will contain the terms of the Notes and will supersede all other prior or contemporaneous oral statements as well as any other written materials, including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of the Issuer. The information in each of the applicable pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus may be accurate only as of the date of that document.

The Notes are not appropriate for all investors and involve a number of risks and important legal and tax consequences that should be discussed with your professional advisors. You should be aware that the regulations of Financial Industry Regulatory Authority, Inc., or “FINRA,” and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the Notes. The applicable pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the Notes under any circumstances in which that offer or solicitation is unlawful.

PS-i

SUMMARY

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this product supplement and the accompanying prospectus supplement and prospectus, as well as the applicable pricing supplement. None of us, the Guarantor or BofAS have authorized any other person to provide you with any information different from the information set forth in these documents. If anyone provides you with different or inconsistent information about the Notes, you should not rely on it.

Key Terms:

General:	The Notes are unsecured senior debt securities issued by the Issuer, and are not guaranteed or insured by the FDIC. Payment(s) on the Notes are fully and unconditionally guaranteed by the Guarantor. The Notes will rank equally in right of payment with all of the Issuer’s other unsecured and unsubordinated obligations from time to time outstanding, except obligations that are subject to any priorities or preferences by law. The guarantee of the Notes will rank equally in right of payment with all of the Guarantor’s other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law, and senior in right of payment to its subordinated obligations. Any payment(s) due on the Notes, including any repayment of principal, is subject to the credit risk of BofA Finance LLC, as issuer of the Notes, and the credit risk of Bank of America Corporation, as guarantor of the Notes.

The return on the Notes will be based on the performance of an Underlying, as set forth in the applicable pricing supplement. We may issue Notes in which the payment(s) may be made or may increase if the value of the Underlying increases (“Bullish Notes”); we may also issue Notes in which the payment(s) may be made or may increase if the value of the Underlying decreases (“Bearish Notes”).

Underlying:	The Underlying may consist of one or more common equity securities (an “Underlying Stock”) of a company other than us or our affiliates (an “Underlying Company”) represented by a class of equity securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The term Underlying Stock includes securities issued through depositary arrangements that represent non-U.S. equity securities registered under the Exchange Act, such as ADRs. If an Underlying Stock is an ADR, references to “Underlying Company” of that Underlying Stock refer to the issuer of the common shares underlying the ADR.

The Underlying may consist of a group, or “Basket,” of the foregoing. We sometimes refer to each Underlying Stock included in any Basket as a “Basket Stock.” References to “Underlying” in this product supplement includes any

Basket Stocks. The Notes may also be based on the performance of the least performing of two or more Underlying Stocks or Baskets. The specific Underlying Stocks or Basket Stocks, as applicable, will be set forth in the applicable pricing supplement.

Payment(s) on the Notes:	The applicable pricing supplement will set forth the manner in which payment(s) on the Notes, including any interest or coupon payment(s) or any payment at maturity or upon early redemption, will be determined. See “Description of the Notes.”

Principal at Risk:	Depending on the terms of an issue of Notes, there may be no guaranteed return of principal at maturity and you may lose all or a significant portion of your principal amount. Further, if you are able to sell your Notes prior to maturity or any early redemption, the price you may receive may be less than the price that you paid for your Notes.

Calculation Agent:	The Calculation Agent will make all determinations associated with the Notes. Unless otherwise set forth in the applicable pricing supplement, we will appoint our affiliate, BofAS, or one of our other affiliates, to act as Calculation Agent for the Notes. See “Description of the Notes—Role of the Calculation Agent.”

Selling Agents:	Unless otherwise provided, one or more of our affiliates, including BofAS, will act as our Selling Agent(s) in connection with each offering of the Notes and will receive a commission or an underwriting discount based on the amount of Notes sold. None of the Selling Agents is your fiduciary or advisor solely as a result of the making of any offering of the Notes, and you should not rely on this product supplement, the applicable pricing supplement, or the accompanying prospectus or prospectus supplement as investment advice or a recommendation to purchase the Notes.

Listing:	Unless otherwise specified in the applicable pricing supplement, the Notes will not be listed on a securities exchange or quotation system.

ERISA Considerations:	See “ERISA Considerations” beginning on page 98 of the accompanying prospectus.

This product supplement relates only to the Notes and does not relate to any Underlying Stock or Underlying Company described in any applicable pricing supplement. You should read carefully the entire prospectus, prospectus supplement, and this product supplement, together with the applicable pricing supplement, to understand fully the terms of your Notes, as well as the tax and other considerations important to you in making a decision about whether to invest in any Notes. In particular, you should review carefully the section in this product supplement entitled “Risk Factors,” which highlights a number of risks of an investment in the Notes, to determine whether an investment in the Notes is appropriate for you. Additional risk factors may be set forth in the applicable pricing supplement. If information in this product supplement is inconsistent with the accompanying prospectus or prospectus supplement, this product supplement will supersede those documents. However, if information in any applicable pricing supplement is inconsistent with this product supplement or the accompanying prospectus or prospectus supplement, the information described in such pricing supplement will govern your Notes.

None of us, the Guarantor or any Selling Agent is making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted.

Certain terms used and not defined in this product supplement have the meanings ascribed to them in the accompanying prospectus supplement or prospectus. Unless otherwise indicated or unless the context requires otherwise, all references in this product supplement to “we,” “us,” “our,” or similar references are to BofA Finance LLC, and not to Bank of America Corporation (or any other affiliate of ours).

You are urged to consult with your own attorneys and business and tax advisors before making a decision to purchase any Notes.

RISK FACTORS

Your investment in the Notes is subject to investment risks, many of which differ from those of a conventional debt security. Your decision to purchase the Notes should be made only after carefully considering the risks, including those discussed below, together with the risk information contained in the accompanying prospectus supplement and prospectus, in light of your particular circumstances. The Notes are not an appropriate investment for you if you are not knowledgeable about the material terms of the Notes or investments in equity or equity-based securities in general.

Structure-related Risks

Your investment may result in a loss; there may be no guaranteed return of principal. To the extent set forth in the applicable pricing supplement, there may not be a fixed principal repayment amount on the Notes at maturity. The return on the Notes will be based on the performance of an Underlying and therefore you may lose all or a significant portion of your principal amount at maturity if the value of the Underlying decreases over the term of the Notes (or in the case of Bearish Notes, increases). You should read the applicable pricing supplement to determine the extent to which your investment in the Notes may result in the loss of your principal amount due to changes in the value of an Underlying. Greater expected volatility of an Underlying, which is a measure of the degree of variation in the values of the Underlying over a period of time, generally indicates an increased risk of loss.

You may not receive any interest payment(s) or coupon payment(s) on the Notes or the interest payment(s) or coupon payment(s) may be less than the yield on a conventional debt security of comparable maturity. If so specified in the applicable pricing supplement, your Notes may not pay interest or coupons. If your Notes are interest bearing or coupon bearing, they may only pay contingent interest or coupons or pay interest or coupons at a rate that is less than the rate we would pay on a conventional debt security of comparable maturity. To the extent that interest payment(s) or coupon payment(s) on the Notes are contingent upon the performance of an Underlying, the greater the expected volatility of the Underlying at the time the terms of your Notes are set, the greater the expectation is at that time that you may not receive the contingent interest payment(s) or contingent coupon payment(s). As a result, your investment in the Notes may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.

The payment(s) on the Notes may be limited to a maximum return. If so specified in the applicable pricing supplement, the Notes may have a fixed maximum return, regardless of the performance of the Underlying. In such a case, your return on the Notes may be less than the return that you could have realized if you invested directly in the applicable Underlying Stock(s), and you will not receive the full benefit of any appreciation (or in the case of Bearish Notes, depreciation) in the value of the applicable Underlying beyond that maximum return.

Your Notes may be called prior to maturity. If so specified in the applicable pricing supplement, your Notes may be called at our option prior to maturity, or may be automatically called upon the occurrence of certain specified events prior to maturity. If the Notes are called, the period over which you hold the Notes and any interest payment(s) or coupon payments, if applicable, will be limited. No further payment(s) will be made on the Notes after they have been called. In addition, if the Notes are called, there is no guarantee that you will be able to reinvest the proceeds in an investment with a comparable return and similar level of risk.

If your Notes are linked to a Basket, changes in the values of one or more of the Basket Stocks may be offset by changes in the values of one or more of the other Basket Stocks. The Underlying to which your Notes are linked may be a Basket. In such a case, changes in the values of one or more of the Basket Stocks may not correlate with changes in the values of one or more of the other Basket Stocks. The values of one or more Basket Stocks may increase, while the values of one or more of the other Basket Stocks may decrease or not increase as much. Therefore, in calculating the value of the Underlying at any time, increases in the value of one Basket Stock may be moderated or wholly offset by decreases or lesser increases in the values of one or more of the other Basket Stocks. If the weightings of the applicable Basket Stocks are not equal, adverse changes in the values of the Basket Stocks that are more heavily weighted will have a greater impact upon the value of the Underlying and, consequently, the return on your Notes. In each case, the reverse may be true as to Bearish Notes.

Payment(s) on the Notes are subject to our credit risk and the credit risk of the Guarantor, and any actual or perceived changes in our or the Guarantor’s creditworthiness are expected to affect the value of, or any amounts payable on, the Notes. The Notes are our unsecured senior debt securities, the payment(s) on which will be fully and unconditionally guaranteed by the Guarantor. The Notes are not guaranteed by any entity other than the Guarantor. As a result, your receipt of all payment(s), including any repayment of principal, on the Notes will be dependent upon our ability and the ability of the Guarantor to repay our respective obligations under the Notes on the applicable payment date(s), regardless of how the applicable Underlying performs. No assurance can be given as to what our financial condition or the financial condition of the Guarantor will be at any time after the pricing date of your Notes. If we and the Guarantor become unable to meet our respective financial obligations as they become due, you may not receive the amount(s) payable under the terms of the Notes.

In addition, our credit ratings and the credit ratings of the Guarantor are assessments by ratings agencies of our respective abilities to pay our obligations. Consequently, our or the Guarantor’s perceived creditworthiness and actual or anticipated decreases in our or the Guarantor’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the maturity date of your Notes may adversely affect the market value of the Notes. However, because your return on the Notes depends upon factors in addition to our ability and the ability of the Guarantor to pay our respective obligations, such as the value of the Underlying, an improvement in our or the Guarantor’s credit ratings will not reduce the other investment risks related to the Notes.

Valuation- and Market-related Risks

The initial estimated value of the Notes considers certain assumptions and variables and relies in part on certain forecasts about future events, which may prove to be incorrect. The initial estimated value of the Notes, which will be set forth in the applicable pricing supplement, will be an estimate only, determined as of a particular point in time by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of the Guarantor, the Guarantor’s internal funding rate on the pricing date, mid-market terms on hedging transactions, expectations on interest rates, dividends and volatility, price-sensitivity analysis, and the expected term of the Notes. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect.

The public offering price you pay for the Notes will exceed the initial estimated value. If you attempt to sell the Notes prior to maturity, their market value may be lower than the price you paid for them and lower than their initial estimated value. This is due to, among other things, changes in the value of the applicable Underlying, changes in the Guarantor’s internal funding rate and the inclusion in the public offering price of the underwriting discount and expected hedging related charges. These factors, together with various credit, market and economic factors over the term of the Notes, are expected to reduce the price at which you may be able to sell the Notes in any secondary market and will affect the value of the Notes in complex and unpredictable ways.

The initial estimated value will not represent a minimum or maximum price at which we, the Guarantor, BofAS or any of our affiliates would be willing to purchase your Notes in any secondary market (if any exists) at any time. The value of your Notes at any time after the applicable pricing date will vary based on many factors that cannot be predicted with accuracy, including the performance of the applicable Underlying, our and the Guarantor’s creditworthiness and changes in market conditions.

We cannot assure you that there will be a trading market for your Notes. If a secondary market exists, we cannot predict how the Notes will trade, or whether that market will be liquid or illiquid. The development of a trading market for the Notes will depend on various factors, including the Guarantor’s financial performance and changes in the value of the applicable Underlying. Even if there is a secondary market for the Notes, it may not provide enough liquidity to allow you to trade or sell the Notes easily or at a price advantageous to you. The number of potential buyers of your Notes in any secondary market may be limited. There is no assurance that any party will be willing to purchase your Notes at any price in any secondary market.

We anticipate that one or more of the Selling Agents or their affiliates will act as a market-maker for the Notes that it offers, but none of them is required to do so and may cease to do so at any time for any reason. Any price at which a Selling Agent or its affiliates may bid for, offer, purchase or sell the Notes may be higher or lower than the applicable public offering price, and that price may differ from the values determined by pricing models that it may use, whether as a result of dealer discounts, mark-ups or other transaction costs. These bids, offers or transaction costs may adversely affect the prices, if any, at which the Notes might otherwise trade in the market. In addition, if at any time any Selling Agent or its affiliates were to cease acting as a market-maker for any issue of the Notes, it is likely that there would be significantly less liquidity in that secondary market. In such a case, the price at which those Notes could be sold likely would be lower than if an active market existed.

Unless otherwise stated in the applicable pricing supplement, we will not list the Notes on any securities exchange or quotation system. Even if an application were made to list your Notes, we cannot assure you that the application will be approved or that your Notes will be listed and, if listed, that they will remain listed for their entire term. The listing of the Notes on any securities exchange or quotation system will not necessarily ensure that a trading market will develop or, if a trading market does develop, that there will be liquidity in the trading market.

The Notes are not designed to be short-term trading instruments, and if you attempt to sell the Notes prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount. The Notes are not designed to be short-term trading instruments. Unless otherwise set forth in the applicable pricing supplement, if you wish to liquidate your investment in the Notes prior to maturity, your only option would be to sell them in the secondary market. At that time, there may be an illiquid market for your Notes or no market at all. Even if you were able to sell your Notes, there are many factors outside of our control that may adversely affect their market value, some of which, but not all, are stated below. The impact of any one factor may be offset or magnified by the impact of another factor. These factors may interact with each other in complex and unpredictable ways. The following paragraphs describe a specific factor’s expected impact on the market value of the Notes, assuming all other conditions remain constant.

•	Value of the Underlying. We anticipate that the market value of the Notes prior to maturity generally will depend to a significant extent on the value of the Underlying;

however, owning the Notes is not the same as owning the Underlying Stock(s). In general, it is expected that the market value of the Notes will decrease as the value of the Underlying decreases. The reverse will be the case as to Bearish Notes. However, as the value of the Underlying increases or decreases, the market value of the Notes is not expected to increase or decrease at the same rate as the Underlying. If you sell your Notes when the value of the Underlying is less than, or not sufficiently above (or in the case of Bearish Notes, below) its value on the applicable pricing date, then you may receive less than the principal amount of your Notes.

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Volatility of the Underlying. Volatility is the term used to describe the size and frequency of market fluctuations. The volatility of the Underlying or the Underlying Stock(s)during the term of the Notes may vary. Increases or decreases in the volatility of the Underlying or Underlying Stock(s) may have an adverse impact on the market value of the Notes. Even if the value of the Underlying increases over the term of the Notes, if you are able to sell your Notes before their maturity date, you may receive substantially less than the amount that would be payable at maturity based on that value because of the anticipation that the value of the Underlying or Underlying Stock(s) will continue to fluctuate prior to the maturity date of the Notes.

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Economic and Other Conditions Generally. The general economic conditions of the capital markets in the United States, as well as geopolitical conditions and other financial, political, public health, regulatory and judicial events, natural disasters, acts of terrorism or war, and related uncertainties that affect stock or commodity markets generally, may adversely affect the value of the Underlying and the market value of the Notes. If an Underlying Stock is an ADR, the value of your Notes may also be adversely affected by similar events in the markets of the relevant foreign country.

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Interest Rates. We expect that changes in interest rates will affect the market value of the Notes. The level of interest rates may affect the U.S. economy and markets outside the United States, which in turn could impact the value of the Underlying. As a result, the market value of the Notes may be adversely affected. In general, if U.S. interest rates increase, we expect that the market value of the Notes will decrease. In general, we expect that the longer the amount of time that remains until maturity, the more significant the impact of these changes will be on the value of the Notes. In the case of non-U.S. Underlying Stocks, the level of interest rates in the relevant foreign countries may also affect their economies and in turn the value of the non-U.S. Underlying Stock, and, thus, the market value of the Notes may be adversely affected.

•	Dividend Yields. In general, if the cumulative dividend yields on the Underlying Stock(s) increase, we anticipate that the market value of the Notes will decrease.

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Our and the Guarantor’s Financial Condition and Creditworthiness. Our and the Guarantor’s perceived creditworthiness, including any increases in our respective credit spreads and any actual or anticipated decreases in our respective credit ratings, may adversely affect the market value of the Notes. We generally expect that any actual or anticipated decreases in our respective credit ratings will affect the market value of the Notes based on the time remaining until maturity, with a greater impact the longer the time to maturity. However, a decrease in our or the Guarantor’s credit spreads or an improvement in our or the Guarantor’s credit ratings will not necessarily increase the market value of the Notes.

•	Time to Maturity. There may be a disparity between the market value of the Notes prior to maturity and their value at maturity. This disparity is often called a time “value,”

“premium,” or “discount,” and reflects expectations concerning the value of the Underlying prior to the maturity date. As the time to maturity decreases, this disparity will likely decrease, such that the market value of the Notes will approach the expected amount to be paid at maturity.

Conflict-related Risks

Trading and hedging activities by us, the Guarantor and any of our other affiliates, including the Selling Agents, may adversely affect your return on the Notes and their market value. We, the Guarantor and our other affiliates, including the Selling Agents, may buy or sell the Underlying Stock(s), or futures or options contracts or exchange-traded instruments on those securities, or other listed or over-the-counter derivative instruments whose value is derived from the Underlying Stock(s). We, the Guarantor and any of our other affiliates, including the Selling Agents, may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the Notes. These transactions could adversely affect the value of an Underlying in a manner that could be adverse to your investment in the Notes. On or before the applicable pricing date, any purchases or sales by us, the Guarantor or our other affiliates, including the Selling Agents or others on our or their behalf (including those for the purpose of hedging some or all of our anticipated exposure in connection with the Notes), may adversely affect the value of the Underlying Stock(s). Consequently, the values of such Underlying Stock(s) may change subsequent to the pricing date of an issue of the Notes, which may adversely affect the market value of the Notes.

We, the Guarantor or one or more of our other affiliates, including the Selling Agents, also expect to engage in hedging activities that could adversely affect the value of the Underlying on the applicable pricing date. In addition, these hedging activities, including the unwinding of a hedge, may decrease the market value of your Notes prior to maturity and may adversely affect the amounts to be paid on the Notes.

We, the Guarantor or one or more of our other affiliates, including the Selling Agents, may purchase or otherwise acquire a long or short position in the Notes or the Underlying Stock(s) and may hold or resell the Notes or the Underlying Stock(s). For example, the Selling Agents may enter into these transactions in connection with any market making activities in which they engage. We cannot assure you that these activities will not adversely affect the value of the Underlying, the market value of your Notes prior to maturity or the amounts payable if any, on the Notes.

Our trading, hedging and other business activities, and those of the Guarantor and any of our other affiliates, including the Selling Agents, may create conflicts of interest with you. We, the Guarantor or one or more of our other affiliates, including the Selling Agents, may engage in trading activities related to the Underlying Stock(s) that are not for your account or on your behalf. We, the Guarantor or one or more of our other affiliates, including the Selling Agents, also may issue or underwrite other financial instruments with returns based upon the applicable Underlying. These trading and other business activities may present a conflict of interest between your interest in the Notes and the interests we, the Guarantor and our other affiliates, including the Selling Agents, may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These trading and other business activities, if they influence the value of the Underlying or secondary trading in your Notes, could be adverse to your interests as a beneficial owner of the Notes.

We, the Guarantor and one or more of our other affiliates, including the Selling Agents, expect to enter into arrangements or adjust or close out existing transactions to hedge our obligations under the Notes. We, the Guarantor or our other affiliates, including the Selling Agents, also may enter into hedging transactions relating to other securities or instruments that we or they issue, some of which may have returns calculated in a manner related to that of a particular issue of the Notes. We may enter into such hedging arrangements with one or more of our affiliates. Our affiliates may enter into additional hedging transactions with other parties relating to the Notes and the applicable Underlying. This hedging activity is expected to result in a profit for those engaging in the hedging activity, which could be more or less than initially expected, but could also result in a loss. We, the Guarantor and our affiliates, including the Selling Agents, will price these hedging transactions with the intent to realize a profit, regardless of whether the value of the Notes increases or decreases or whether the payment on the Notes, if any, may be adversely affected. Any profit in connection with such hedging activities will be in addition to any other compensation that we, the Guarantor and our other affiliates, including the Selling Agents, receive for the sale of the Notes, which creates an additional incentive to sell the Notes to you.

There may be potential conflicts of interest involving the Calculation Agent, which is an affiliate of ours. We have the right to appoint and remove the Calculation Agent. One of our affiliates will be the Calculation Agent for the Notes and, as such, will have the discretion to make a variety of determinations relating to the Notes, including the amounts that will be paid on the Notes. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as Calculation Agent. These conflicts could occur, for instance, in connection with the Calculation Agent’s determination as to whether a Market Disruption Event has occurred, in connection with judgments that it would be required to make if certain corporate events occur as to any Underlying Stock, as further described under “Description of the Notes—Market Disruption Events” and “—Anti-Dilution Adjustments” or in connection with the exercise of discretion that could adversely affect the value of your Notes such as the kind described under “—Trading and hedging activities by us, the Guarantor and any of our other affiliates, including the Selling Agents, may adversely affect your return on the Notes and their market value” and “—Our trading, hedging and other business activities, and those of the Guarantor and any of our other affiliates, including the Selling Agents, may create conflicts of interest with you” above. The Calculation Agent will be required to carry out its duties in good faith and use its reasonable judgment. However, because we expect that the Guarantor will control the Calculation Agent, potential conflicts of interest could arise. None of us, the Guarantor or any of our affiliates will have any obligation to consider your interests as a holder of the Notes in taking any action that might affect the value of the Notes.

Underlying Stock-related Risks

Our offering of the Notes does not constitute a recommendation of any Underlying Stock(s). You should not take our offering of the Notes as an expression of our views about how any Underlying Stock will perform in the future or as a recommendation to invest in any Underlying Stock, including through an investment in the Notes. As we are part of a global financial institution, we, the Guarantor and our other affiliates may, and often do, have positions (both long and short) in the Underlying Stock(s) that may conflict with an investment in the Notes. You should undertake an independent determination of whether an investment in the Notes is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

Our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in the Underlying Stock(s) and any such research, opinions or recommendations could adversely affect the price of the Underlying Stock(s). In the ordinary course of business, our affiliates may have published research reports, expressed opinions or provided recommendations on an Underlying Company, an Underlying Stock, the applicable financial markets or other matters that may influence the price of the Underlying and the value of the Notes, and may do so in the future. These research reports, opinions or recommendations may be communicated to our clients and clients of our affiliates and may be inconsistent with purchasing or holding the Notes. Any research reports, opinions or recommendations expressed by our affiliates may not be consistent with each other and may be modified from time to time without notice. Moreover, other professionals who deal in markets relating to an Underlying Stock may at any time have significantly different views from those of our affiliates. For these reasons, you are encouraged to derive information concerning an Underlying Stock from multiple sources, and you should not rely on the views expressed by our affiliates. You should undertake an independent determination of whether an investment in the Notes is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

You will have no rights as a security holder, you will have no rights to receive any shares of any Underlying Stock, and you will not be entitled to dividends or other distributions by any Underlying Company. The Notes are our debt securities. They are not equity instruments, shares of stock, or securities of any other issuer, other than the related guarantees, which are the securities of the Guarantor. Investing in the Notes will not make you a holder of any Underlying Stock. You will not have any voting rights, any rights to receive dividends or other distributions, any rights against an Underlying Company or any other rights with respect to any Underlying Stock. Unless otherwise set forth in the applicable pricing supplement and under the limited circumstances described below relating to the Price Multiplier (as described in “Description of the Notes – Anti-Dilution Adjustments” below), the payment(s) on the Notes will not reflect the value of dividends paid or distributions made on the Underlying Stock(s) or any other rights associated with those equity securities. As a result, the return on your Notes may not reflect the return you would realize if you actually owned shares of any Underlying Stock and received the dividends paid or other distributions made in connection with those shares. Your Notes will be paid in cash and you have no right to receive delivery of shares of any Underlying Stock.

If shares of an Underlying Company are also listed on a foreign exchange, your return may be affected by factors affecting international securities markets. The value of securities traded outside of the United States may be adversely affected by a variety of factors relating to the relevant securities markets. Factors which could affect those markets, and therefore the return on your Notes, include:

•

Market Liquidity and Volatility. The relevant foreign securities markets may be less liquid and/or more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets.

•

Political, Economic, and Other Factors. The prices and performance of securities of companies in foreign countries may be affected by political, economic, financial, public health, natural disasters, acts of terrorism or war and social factors in those regions. Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in the relevant foreign markets may affect prices and the volume of trading in those markets. In addition, recent or future changes in government, economic, and fiscal policies in the relevant jurisdictions, the possible imposition of, or changes in, currency exchange laws, or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could adversely affect the relevant securities markets. The relevant foreign economies may differ from the U.S. economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

In particular, many emerging nations are undergoing rapid change involving the restructuring of economic, political, financial and legal systems. Regulatory and tax environments may be subject to change without review or appeal, and many emerging markets suffer from underdevelopment of capital markets and tax systems. In addition, in some of these nations, issuers of the relevant securities face the threat of expropriation of their assets and/or nationalization of their businesses. The economic and financial data about some of these countries may be unreliable.

In addition, under the circumstances described below in the section “Description of the Notes—Delisting of an Underlying Stock or Nationalization of an Underlying Company,” we will have the right to substitute a different non-U.S. Underlying Stock for a non-U.S. Underlying Stock.

The business activities of us, the Guarantor and any of our other affiliates, including the Selling Agents, relating to any Underlying Company may create conflicts of interest with you. We, the Guarantor and/or our other affiliates, including the Selling Agents, at the time of any offering of the Notes or in the future, may engage in business with any Underlying Company, including making loans to, equity investments in, or providing investment banking, asset management, or other services to that Underlying Company, its affiliates, and its competitors.

In connection with these activities, we, the Guarantor or our other affiliates, including the Selling Agents, may receive information about those companies that we or they will not divulge to you or other third parties. One or more of our affiliates may have published, and in the future may publish, research reports on one or more of these companies. The Selling Agents may also publish research reports relating to our or our affiliates’ securities, including the Notes. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding your Notes. Any of these activities may adversely affect the value of the Underlying and, consequently, the market value of your Notes. We, the Guarantor and our other affiliates, including the Selling Agents, do not make any representation to any purchasers of the Notes regarding any matters whatsoever relating to any Underlying Stock or any Underlying Company. Any prospective purchaser of the Notes should undertake an independent investigation into any Underlying Stock and any Underlying Company to a level that, in its judgment, is appropriate to make an informed decision regarding an investment in the Notes. The selection of an Underlying Stock does not reflect any investment recommendations from us, the Guarantor or our other affiliates, including the Selling Agents.

An Underlying Company will have no obligations relating to the Notes, and none of us, the Guarantor, the Selling Agent or any of our respective affiliates will perform any due diligence procedures with respect to any Underlying Company. An Underlying Company will not have any financial or legal obligation with respect to the Notes or the amounts, if any, to be paid to you, including any obligation to take our interest or the interests of the noteholders into consideration for any reason, including when taking any corporate actions that might adversely affect the value of an Underlying Stock or the value of the Notes. An Underlying Company will not receive any of the proceeds from any offering of the Notes, and will not be responsible for, or participate in, the offering of the Notes. No Underlying Company will be responsible for, or participate in, the determination or calculation of any payment(s) on the Notes.

None of us, the Guarantor, the Selling Agent or any of our respective affiliates will conduct any due diligence inquiry with respect to any Underlying Stock or Underlying Company in connection with an offering of the Notes. None of us, the Guarantor, the Selling Agent or any of our respective affiliates has made any independent investigation as to the completeness or accuracy of publicly available information regarding any Underlying Stock or any Underlying Company or as to the future performance of any Underlying Stock, and we, the Guarantor, the Selling Agent or any of our respective affiliates do not make any representation to any purchasers of the Notes regarding any matters whatsoever relating to any Underlying Company. Any prospective purchaser of the Notes should undertake such independent investigation of any Underlying Stock and any

Underlying Company as in its judgment is appropriate to make an informed decision with respect to an investment in the Notes.

The Price Multiplier of an Underlying Stock or other terms of the Notes will not be adjusted for all corporate events that could affect the Underlying Stock or Underlying Company. The Price Multiplier of an Underlying Stock, the determination of the payment(s) on the Notes, and other terms of the Notes may be adjusted for the specified corporate events affecting the Underlying Stock, as described below in the section entitled “Description of the Notes—Anti-Dilution Adjustments.” However, these adjustments do not cover all corporate events that could affect the market price of an Underlying Stock, such as offerings of common shares for cash or in connection with certain acquisition transactions. The occurrence of any event that does not require the Calculation Agent to adjust the applicable Price Multiplier of an Underlying Stock or other terms of the Notes may adversely affect the Closing Market Price of such Underlying Stock in a way that adversely affects any payment on, and the market value of, the Notes.

We, the Guarantor and our other affiliates, including the Selling Agents, do not control any Underlying Company. We, the Guarantor or our other affiliates, including the Selling Agents, currently, or in the future, may engage in business with any Underlying Company, and we, the Guarantor or our other affiliates, including the Selling Agents, may from time to time own securities of any Underlying Company. However, none of us, the Guarantor or any of our other affiliates, including the Selling Agents, have the ability to control the actions of any Underlying Company, including actions that could affect the value of any Underlying Stock.

You must rely on your own evaluation of the merits of an investment linked to the applicable Underlying Stock(s) or Underlying Company. In the ordinary course of business, we, the Guarantor, the Selling Agents and our respective affiliates may have expressed views on expected movements in an Underlying Stock, the applicable financial markets or other matters that may influence the value of an Underlying Stock or Underlying Company and, therefore, the value of the Notes, and may do so in the future. These views or reports may be communicated to our clients and clients of these entities. However, these views are subject to change from time to time. Moreover, other professionals who deal in markets relating to an Underlying Stock may at any time have significantly different views from those of our affiliates. For these reasons, you are encouraged to derive information concerning an Underlying Stock or an Underlying Company from multiple sources, and you should not rely on the views expressed by us, the Guarantor, the Selling Agents or our respective affiliates.

The historical performance of an Underlying Stock should not be taken as an indication of its performance during the term of the Notes. An Underlying Stock may perform better or worse during the term of the Notes than it has historically. The historical performance of an Underlying Stock, including any historical performance set forth in the applicable pricing supplement, should not be taken as an indication of its future performance.

Additional Risks Relating to Underlying Stocks that Are ADRs

If your Notes are linked to an Underlying Stock that is an ADR, the value of such ADR may not accurately track the value of the common shares of the related Underlying Company. If an Underlying Stock is an ADR, each ADR will represent common shares of the relevant Underlying Company. However, the return on your Notes will be linked to the value of the ADR and not the common shares represented by the ADR. Generally, ADRs are issued under a deposit agreement that sets forth the rights and responsibilities of the depositary, the relevant Underlying Company and the holders of the ADRs. The trading patterns of the ADRs generally will reflect the characteristics and valuations of the underlying common shares; however, the value of the ADRs may not completely track the value of those shares. There are important differences between the rights of holders of ADRs and the rights of holders of the underlying common shares. In addition, trading volume and pricing on the applicable non-U.S. exchange for the underlying common equity securities of ADRs may, but will not necessarily, have similar characteristics as the ADRs. For example, certain factors may increase or decrease the public float of the ADRs and, as a result, the ADRs may have less liquidity or lower market value than the underlying common shares. As a result, the performance of an ADR may not match the performance of the common shares represented by the ADR over the same period. Because of this variance, the return on the Notes, to the extent dependent on the return of an Underlying Stock that is an ADR, may not be the same as an investment directly in the common shares represented by such ADR or the same as a debt security with a payment at maturity linked to the performance of the common shares represented by such ADR.

Exchange rate movements may adversely affect the value of an Underlying Stock that is an ADR. If an Underlying Stock is an ADR, the market price of such Underlying Stock will generally track the U.S. dollar value of the market price of its underlying common shares. Therefore, if the value of the related foreign currency in which the underlying common shares are traded decreases relative to the U.S. dollar, the market price of an Underlying Stock may decrease while the market price of the underlying common shares remains stable or increases (or in the case of Bearish Notes, decreases), or does not decrease (or in the case of Bearish Notes, increase) to the same extent. As a result, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency could have an adverse effect on the value of such Underlying Stock and consequently, the value of your Notes and the amount, if any, payable on the Notes. Exchange rate movements may be impacted particularly by existing and expected rates of inflation and interest rate levels; political, civil or military unrest; the balance of payments between countries; and the extent of governmental surpluses or deficits in the relevant countries and the United States. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of those countries and the United Sates and other countries important to international trade and finance.

Adverse trading conditions in the applicable non-U.S. market may adversely affect the value of an Underlying Stock that is an ADR. Holders of an Underlying Company’s ADRs may usually surrender the ADRs in order to receive and trade the underlying common shares. This provision permits investors in the ADRs to take advantage of price differentials between markets. However, this provision may also cause the market prices of the applicable Underlying Stock to more closely correspond with the values of the common shares in the applicable non-U.S. markets. As a result, a market outside of the United States for the underlying common shares that is not liquid may also result in an illiquid market for the ADRs, which may adversely affect the value of such ADRs and, consequently, the value of your Notes.

Delisting of an Underlying Stock that is an ADR may adversely affect the value of the Notes. If an Underlying Stock that is an ADR is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, or if the ADR facility between the relevant Underlying Company and the ADR depositary is terminated for any reason, such Underlying Stock will be deemed to be the relevant Underlying Company’s common equity securities rather than the ADRs, and the Calculation Agent will determine the price of such Underlying Stock by reference to those common shares, as described in “Description of the Notes—Delisting of ADRs or Termination of ADR Facility.” As described in that section, the Calculation Agent may replace the applicable ADR with the securities of a different issuer. Replacing the original ADRs in such a manner may affect the value of the Notes and adversely affect the amounts payable, if any, on the Notes.

Other Risk Factors Relating to the Notes and the Applicable Underlying

The applicable pricing supplement will set forth additional risk factors as to the Notes and the applicable Underlying that you should review prior to purchasing the Notes.

SUPPLEMENTAL USE OF PROCEEDS

Unless otherwise specified in the applicable pricing supplement, we intend to lend the net proceeds we receive from each sale of the Notes to the Guarantor and/or its other subsidiaries. Unless otherwise specified in the applicable pricing supplement, the Guarantor expects that it and/or its subsidiaries will use the proceeds from these loans to provide additional funds for operations and for other general corporate purposes. In addition, we may use a portion of the net proceeds from the sale of the Notes to hedge our obligations under the Notes by entering into hedging arrangements with the Guarantor and / or the Guarantor’s other subsidiaries.

See “Use of Proceeds” in the accompanying prospectus.

DESCRIPTION OF THE NOTES

General

Each issue of the Notes will be part of a series of medium-term notes entitled “Medium-Term Notes, Series A” that will be issued under the senior indenture, as amended and supplemented from time to time, among us, the Guarantor and The Bank of New York Mellon Trust Company N.A., as trustee. The senior indenture is described more fully in the accompanying prospectus and prospectus supplement. The following description of the Notes supplements and, to the extent it is inconsistent with, supersedes the description of the general terms and provisions of the notes and debt securities set forth under the headings “Description of the Notes” in the prospectus supplement and “Description of Debt Securities of BofA Finance LLC” in the prospectus. These documents should be read in connection with the applicable pricing supplement. If any information in the applicable pricing supplement is inconsistent with this product supplement or the accompanying prospectus or prospectus supplement, you should rely on the information in that pricing supplement.

Our payment obligations on the Notes are fully and unconditionally guaranteed by the Guarantor. The Notes will rank equally in right of payment with all of our other unsecured and unsubordinated debt from time to time outstanding, except obligations that are subject to any priorities or preferences by law. The guarantee of the Notes will rank equally in right of payment with all other unsecured and unsubordinated obligations of the Guarantor from time to time outstanding, except obligations that are subject to any priorities or preferences by law, and senior in right of payment to its subordinated obligations. Any payment(s) due on the Notes, including any repayment of principal, are subject to our credit risk, as issuer, and the credit risk of Bank of America Corporation, as guarantor.

The “maturity date” of the Notes and the aggregate principal amount of each issue of the Notes will be stated in the applicable pricing supplement. Unless specified in the applicable pricing supplement, if any scheduled payment date, including the maturity date, for the Notes is not a business day (as defined in “Description of the BofA Finance Notes—Payment of Principal, Interest and Other Amounts Payable—Business Day Conventions” in the accompanying prospectus supplement), we will make the required payment on the next business day, and no interest will accrue as a result of such delay.

The Notes may not guarantee the return of principal at maturity. All payment(s) due on the Notes will be payable only in U.S. dollars.

Except as set forth in the applicable pricing supplement and as discussed below, the Notes are not redeemable by us or repayable at the option of any holder. The Notes are not subject to any sinking fund.

We will issue the Notes in the denominations set forth in the applicable pricing supplement. The CUSIP number for each issue of the Notes will be set forth in the applicable pricing supplement.

Certain Terms of the Notes

Interest / Coupons. We may issue Notes that are interest-bearing or coupon-bearing, or that do not bear interest or coupons. We may issue Notes in which the payment of interest or coupons for one or more periods is contingent upon the occurrence of one or more specified events. Unless otherwise set forth in the applicable pricing supplement, for interest-bearing Notes, each interest payment on an interest payment date will include interest accrued from, and including, the issue date or the most recent interest payment date for which interest has been paid or provided for, as the case may be, to, but excluding, that interest payment date. For so long as the Notes are held in book-entry only form, we will pay interest or coupons to the persons in whose names the Notes are registered at the close of business one business day prior to each applicable payment date. If the Notes are not held in book-entry only form, the record dates will be the first day of the month in which the applicable interest payment or coupon payment is due. The applicable pricing supplement will set forth whether the Notes are interest-bearing or coupon-bearing and, if so, the applicable rate and calculation method.

Payment(s) on the Notes. The payment at maturity may be determined according to one or more calculation days occurring shortly before the maturity date of the Notes. We may also issue Notes in which interest payment(s), coupon payments, the payment at maturity, or payment in connection with redemption of the Notes is determined according to one or more “Observation Dates” occurring during the term of the Notes. If so specified in the applicable pricing supplement, we may use a different term to refer to calculation days or Observation Dates.

Early Redemption Prior to Maturity. If so specified in the applicable pricing supplement, your Notes may be called prior to maturity at our option, or may be automatically called prior to maturity upon the occurrence of certain specified events, in each case in whole or in part, on the date or dates as specified in the applicable pricing supplement and, if called at our option, upon such notice as specified in the applicable pricing supplement. The applicable pricing supplement will also set forth the manner in which any payment due upon such early redemption will be calculated. Unless otherwise set forth in the applicable pricing supplement, the Notes are not subject to early redemption at the option of the holder prior to maturity.

Trading Days. A “Trading Day” with respect to an Underlying Stock means a day on which trading is generally conducted (or was scheduled to have been generally conducted, but for the occurrence of a Market Disruption Event) on the New York Stock Exchange (the “NYSE”), The Nasdaq Stock Market, the Chicago Board Options Exchange, and in the over-the-counter market for equity securities in the United States, or any successor exchange or market, or in the case of a security traded on one or more non-U.S. securities exchanges or markets, on the principal non-U.S. securities exchange or market for such security.

Events Relating to Calculation Days. If, with respect to an Underlying Stock, (i) a Market Disruption Event with respect to such Underlying Stock occurs on a scheduled calculation day or (ii) any scheduled calculation day is determined by the Calculation Agent not to be a Trading Day for such Underlying Stock by reason of an extraordinary event, occurrence, declaration or otherwise (any such day in either (i) or (ii) being a “Non-Calculation Day”), the Calculation Agent will determine the Closing Market Price (as defined in ”—Closing Market Price” below) of the Underlying Stock for that day as follows:

•

The Closing Market Price of such Underlying Stock for the applicable Non-Calculation Day will be its Closing Market Price on the next applicable scheduled calculation day that is not a Non-Calculation Day. For example, if there are five scheduled calculation days for your Notes, and if the first and second scheduled calculation days are Non-Calculation Days and the third scheduled calculation day is not a Non-Calculation Day, then the Closing Market Price of such Underlying Stock on the third scheduled calculation day will also be its Closing Market Price on the first and second scheduled calculation days.

•

If no further scheduled calculation days occur after a Non-Calculation Day, or if every scheduled calculation day is a Non-Calculation Day (for example, if there is only one scheduled calculation day), then the Closing Market Price of such Underlying Stock for that Non-Calculation Day (or for all the scheduled calculation days, if applicable) will be its

Closing Market Price on the first Trading Day following the final scheduled calculation day on which no Market Disruption Event occurs with respect to such Underlying Stock; provided that the Closing Market Price will be determined (or, if not determinable, estimated) by the Calculation Agent in a manner which the Calculation Agent considers commercially reasonable under the circumstances on a date no later than the scheduled Trading Day immediately preceding the Maturity Date, regardless of the occurrence of a Market Disruption Event or non-Trading Day on that day.

Events Relating to Observation Dates. If, with respect to an Underlying Stock, (i) a Market Disruption Event with respect to such Underlying Stock occurs on a scheduled Observation Date or (ii) the Calculation Agent determines that, by reason of an extraordinary event, occurrence, declaration or otherwise, any scheduled Observation Date is not a Trading Day for such Underlying Stock (any such day in either (i) or (ii) being a “Non-Observation Date”), the Calculation Agent will determine the Closing Market Price of such Underlying Stock for that day as follows:

•	The Closing Market Price of such Underlying Stock that is not so affected will be its Closing Market Price on that Non-Observation Date.

•

The Closing Market Price of such Underlying Stock that is affected by that Non-Observation Date will be deemed to be its Closing Market Price on the first Trading Day following that Non-Observation Date on which no Market Disruption Event occurs with respect to such Underlying Stock; provided that the Closing Market Price will be determined (or, if not determinable, estimated) by the Calculation Agent in a manner which the Calculation Agent considers commercially reasonable under the circumstances on a date no later than the scheduled Trading Day immediately preceding the payment date relating to such Observation Date, regardless of the occurrence of a Market Disruption Event or non-Trading Day on that day.

The applicable Observation Date will be deemed to occur after the Calculation Agent has determined the Closing Market Prices of such Underlying Stocks as provided above.

For the avoidance of doubt, if your Notes are linked to more than one Underlying Stock, the occurrence of a Non-Calculation Day or Non-Observation Date with respect to an Underlying Stock as described above will not affect the determination of the Closing Market Price of any other Underlying Stock that is not so affected.

Closing Market Price

Unless otherwise set forth in the applicable pricing supplement, the price of an Underlying Stock on any applicable Observation Date or calculation day will be determined by multiplying its Closing Market Price on that day by its “Price Multiplier”. The initial Price Multiplier for an Underlying Stock will be 1, unless otherwise set forth in the applicable pricing supplement. The Price Multiplier for an Underlying Stock will be subject to adjustment for certain corporate events relating to such Underlying Stock as provided below under “—Anti-Dilution Adjustments” and “—Alternative Anti-Dilution and Reorganization Adjustments”, as applicable.

The “Closing Market Price” for one share of an Underlying Stock (or one unit of any other security for which a Closing Market Price must be determined) on any Trading Day means any of the following:

•

if such Underlying Stock (or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of The Nasdaq Stock Market, the official closing price), of the principal trading session on that day on the principal U.S. securities exchange registered under the Exchange Act, as amended, on which such Underlying Stock (or such other security) is listed or admitted to trading;

•

if such Underlying Stock (or such other security) is not listed or admitted to trading on any national securities exchange but is included in any other U.S. national market system, the last reported sale price, regular way, of the principal trading session on that day on the U.S. national market system that is the primary market for the trading of such Underlying Stock (or such other security);

•

if such Underlying Stock (or such other security) is issued by a foreign issuer and its closing price cannot be determined as set forth in the two bullet points above, and such Underlying Stock (or such other security) is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on that day on the primary non-U.S. securities exchange or market on which such Underlying Stock (or such other security) is listed or admitted to trading (converted to U.S. dollars using such exchange rate as the Calculation Agent, in its sole discretion, determines to be commercially reasonable); or

•

if the Closing Market Price cannot be determined as set forth in the prior bullets, the mean, as determined by the Calculation Agent, of the bid prices for such Underlying Stock (or such other security) obtained from as many dealers in that security (which may include us, BofAS and/or any of our respective affiliates), but not exceeding three, as will make the bid prices available to the Calculation Agent. If no such bid price can be obtained, the Closing Market Price will be determined (or, if not determinable, estimated) by the Calculation Agent in its sole discretion in a commercially reasonable manner.

Market Disruption Events

A “Market Disruption Event” with respect to an Underlying Stock means one or more of the following events, as determined by the Calculation Agent in its sole discretion:

(A)

the suspension, absence or material limitation of trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, of the shares of such Underlying Stock (or shares of any Successor Entity) on the primary exchange where such shares trade, as determined by the Calculation Agent (without taking into account any extended or after-hours trading session); or

(B)

the suspension, absence or material limitation of trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the shares of such Underlying Stock (or shares of any Successor Entity), as determined by the Calculation Agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to the shares of such Underlying Stock (or shares of any Successor Entity).

For the purpose of determining whether a Market Disruption Event has occurred with respect to an Underlying Stock:

(1)

a limitation on the hours in a Trading Day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)

a decision to permanently discontinue trading in the shares of such Underlying Stock (or shares of any Successor Entity) or the relevant futures or options contracts relating to such shares will not constitute a Market Disruption Event;

(3)

a suspension in trading in a futures or options contract on the shares of such Underlying Stock (or shares of any Successor Entity), by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts, will each constitute a suspension of or material limitation on trading in futures or options contracts relating to such Underlying Stock;

(4)

subject to paragraph (3) above, a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(5)

for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the SEC of similar scope as determined by the Calculation Agent, will be considered “material.”

Anti-Dilution Adjustments

The Calculation Agent, in its sole discretion, may adjust the Price Multiplier of an Underlying Stock, and any other terms of the Notes, if an event described below occurs after the applicable pricing date and on or before the maturity date of the Notes and if the Calculation Agent determines that such an event has a dilutive or concentrative effect on the theoretical value of the shares of such Underlying Stock or shares of any Successor Entity.

The Price Multiplier for an Underlying Stock resulting from any of the adjustments specified below will be rounded to the eighth decimal place with five one-billionths being rounded upward. No adjustments to the Price Multiplier will be required unless the adjustment would require a change of at least 0.1% in the Price Multiplier then in effect. Any adjustment that would require a change of less than 0.1% in the Price Multiplier which is not applied at the time of the event may be reflected at the time of any subsequent adjustment that would require a change of the Price Multiplier. The required adjustments specified below do not cover all events that could affect an Underlying Stock.

No adjustments to the Price Multiplier for any Underlying Stock or any other terms of the Notes will be required other than those specified below. However, the Calculation Agent may, at its sole discretion, make additional adjustments or adjustments that differ from those described herein to the Price Multiplier or any other terms of the Notes to reflect changes to an Underlying Stock if the Calculation Agent determines in good faith and a commercially reasonable manner that the adjustment is appropriate to ensure an equitable result.

The Calculation Agent will be solely responsible for the determination of any adjustments to the Price Multiplier of an Underlying Stock or any other terms of the Notes and of any related determinations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described below; its determinations and calculations will be conclusive absent a determination of a manifest error.

No adjustments are required to be made for certain other events, such as offerings of common equity securities by an Underlying Company for cash or in connection with the occurrence of a partial tender or exchange offer with respect to an Underlying Stock by such Underlying Company.

Following certain corporate events relating to an Underlying Stock, where the relevant Underlying Company is not the surviving entity, any payment you receive on the Notes may be based on the equity securities of a successor to such Underlying Company or on any cash or other assets distributed to holders of such Underlying Stock in such corporate event.

Following an event that results in an adjustment to the Price Multiplier or any of the other terms of the Notes, the Calculation Agent may (but is not required to) provide holders of the Notes with information about that adjustment as it deems appropriate, depending on the nature of the adjustment. Upon written request by any holder of the Notes, the Calculation Agent will provide that holder with information about such adjustment.

Anti-Dilution Adjustments to Underlying Stocks that Are Common Equity

The Calculation Agent, in its sole discretion and as it deems reasonable, may adjust the Price Multiplier of an Underlying Stock and any other terms of the Notes as a result of certain events related to an Underlying Stock, which include, but are not limited to, the following:

Stock Splits and Reverse Stock Splits. If an Underlying Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Price Multiplier for such Underlying Stock will be adjusted such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

the number of shares that a holder of one share of such Underlying Stock before the effective date of the stock split or reverse stock split would have owned immediately following the applicable effective date.

For example, a two-for-one stock split would ordinarily change a Price Multiplier of one into a Price Multiplier of two. In contrast, a one-for-two reverse stock split would ordinarily change a Price Multiplier of one into a Price Multiplier of one-half.

Stock Dividends. If an Underlying Stock is subject to (i) a stock dividend (i.e., an issuance of additional shares of Underlying Stock) that is given ratably to all holders of such Underlying Stock or (ii) a distribution of additional shares of such Underlying Stock as a result of the triggering of any provision of the organizational documents of the relevant Underlying Company, then, once the dividend or distribution has become effective and such Underlying Stock is trading ex-dividend, the Price Multiplier for such Underlying Stock will be adjusted on the first business day on which transactions in shares of such Underlying Stock trade on the relevant exchange without the right to receive an applicable dividend or other distribution (the “Ex-Dividend Date”) such that the new Price Multiplier will equal the prior Price Multiplier plus the product of:

•	the prior Price Multiplier; and

•	the number of additional shares issued in the stock dividend or other distribution with respect to one share of such Underlying Stock;

provided that no adjustment will be made for a stock dividend or distribution for which the number of shares of such Underlying Stock paid or distributed is based on a fixed cash equivalent value, unless such distribution is an Extraordinary Dividend (as defined below).

For example, a stock dividend of one new share for each share held would ordinarily change a Price Multiplier of one into a Price Multiplier of two.

Extraordinary Dividends. There will be no adjustments to the Price Multiplier of an Underlying Stock to reflect any cash dividends or cash distributions paid with respect to an Underlying Stock other than Extraordinary Dividends, as described below, and distributions described in “—Reorganization Events” below.

An “Extraordinary Dividend” means, with respect to a cash dividend or other distribution with respect to an Underlying Stock, a dividend or other distribution that the Calculation Agent determines, in its sole discretion, is not declared or otherwise made according to such Underlying Company’s then existing policy or practice of paying such dividends on a quarterly or other regular basis. If an Extraordinary Dividend occurs, the Price Multiplier will be adjusted on the Ex-Dividend Date so that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

a fraction, the numerator of which is the Closing Market Price per share of such Underlying Stock on the Trading Day preceding the ex-dividend date and the denominator of which is the amount by which the Closing Market Price per share of such Underlying Stock on that preceding Trading Day exceeds the Extraordinary Dividend Amount.

The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend will equal:

•

in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of the applicable Underlying Stock of that Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for that share; or

•	in the case of cash dividends or other distributions that are not paid as regular dividends, the amount per share of the applicable Underlying Stock of that Extraordinary Dividend.

To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, whose determination will be conclusive. A distribution on an Underlying Stock described in the section “—Issuance of Transferable Rights or Warrants” below or in clause (a), (d) or (e) of the section entitled “—Anti-Dilution Adjustments—Reorganization Events” below that also constitutes an Extraordinary Dividend will only cause an adjustment under those respective sections.

Issuance of Transferable Rights or Warrants. If an Underlying Company issues transferable rights or warrants to all holders of record of an Underlying Stock to subscribe for or purchase such Underlying Stock, including new or existing rights to purchase such Underlying Stock under a shareholder rights plan or arrangement, then the Price Multiplier of such Underlying Stock will be adjusted on the Trading Day immediately following the issuance of those transferable rights or warrants so that the new Price Multiplier will equal the prior Price Multiplier plus the product of:

•	the prior Price Multiplier; and

•	the number of shares of such Underlying Stock that can be purchased with the cash value of those warrants or rights distributed on one share of such Underlying Stock.

The number of shares that can be purchased will be based on the Closing Market Price of such Underlying Stock on the date the new Price Multiplier is determined. The cash value of those warrants or rights, if the warrants or rights are traded on a registered national securities exchange, will equal the closing price of that warrant or right. If the warrants or rights are not traded on a registered national securities exchange, the cash value will be determined by the Calculation Agent and will equal the average of the bid prices obtained from three dealers at 3:00 p.m., New York time, on the date the new Price Multiplier is determined, provided that if only two of those bid prices are available, then the cash value of those warrants or rights will equal the average of those bids and if only one of those bids is available, then the cash value of those warrants or rights will equal that bid. If no bid prices are provided from any dealers, the cash value of such warrants or rights will be determined by the Calculation Agent in its sole discretion, taking into account any information that it deems relevant.

Reorganization Events

If, with respect to an Underlying Stock and its related Underlying Company, after the pricing date and on or prior to the later of the final calculation day or Observation Date:

(a)	there occurs any reclassification or change of such Underlying Stock, including, without limitation, as a result of the issuance of tracking stock by such Underlying Company;

(b)

such Underlying Company, or any surviving entity or subsequent surviving entity of such Underlying Company (a “Successor Entity”), has been subject to a merger, combination, or consolidation and is not the surviving entity;

(c)	any statutory exchange of securities of such Underlying Company or any applicable Successor Entity with another corporation occurs, other than under clause (b) above;

(d)	such Underlying Company is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency, or other similar law;

(e)

such Underlying Company issues to all of its shareholders securities of an issuer other than such Underlying Company, including equity securities of an affiliate of such Underlying Company, other than in a transaction described in clauses (b), (c), or (d) above;

(f)	a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of such Underlying Company;

(g)

there occurs any reclassification or change of such Underlying Stock that results in a transfer or an irrevocable commitment to transfer all such outstanding shares of such Underlying Stock to another entity or person;

(h)

such Underlying Company or any applicable Successor Entity is the surviving entity of a merger, combination, or consolidation, that results in such outstanding Underlying Stock (other than Underlying Stock owned or controlled by the other party to such transaction) immediately prior to such event collectively representing less than 50% of the outstanding Underlying Stock immediately following such event; or

(i)

such Underlying Company ceases to file the financial and other information with the SEC in accordance with Section 13(a) of the Exchange Act (an event in clauses (a) through (i), a “Reorganization Event”), then, on or after the effective date of the Reorganization Event, the Calculation Agent shall, in its sole discretion, make an adjustment to the Price Multiplier of such Underlying Stock or any other terms of the Notes as the Calculation Agent, in its sole discretion, determines appropriate to account for the economic effect on the Notes of that Reorganization Event (including adjustments to account for changes in volatility, expected dividends, stock loan rate, or liquidity relevant to such

Underlying Stock or to the Notes), which may, but need not, be determined by reference to the adjustment(s) made in respect of such Reorganization Event by an options exchange to options on the relevant Underlying Stock traded on that options exchange, and determine the effective date of that adjustment. For the avoidance of doubt, any adjustment will be made on or after the effective date of the Reorganization Event and not on the date of the announcement of a plan or intention to effect such an event.

If the Calculation Agent determines that no adjustment that it could make will produce a commercially reasonable result, then the Calculation Agent may cause the maturity date of the Notes to be accelerated to the fifth business day following the date of that determination and the amount payable to you will be calculated as though the date of early repayment were the stated maturity date of the Notes and as though the Valuation Date were the fifth Trading Day prior to the date of acceleration.

If the Underlying Company ceases to file the financial and other information with the SEC in accordance with Section 13(a) of the Exchange Act, as contemplated by clause (i) above, and the Calculation Agent determines in its sole discretion that sufficiently similar information is not otherwise available to you, then the Calculation Agent may cause the maturity date of the Notes to be accelerated to the fifth business day following the date of that determination and the amount payable to you will be calculated as though the date of early repayment were the stated maturity date of the Notes, and as though the final calculation day or Observation Date were the fifth Trading Day prior to the date of acceleration. If the Calculation Agent determines that sufficiently similar information is available to you, the Reorganization Event will be deemed to have not occurred.

Anti-Dilution Adjustments to Underlying Stocks that Are ADRs

For purposes of the anti-dilution adjustments set forth above, if an Underlying Stock is an ADR (an “Underlying ADR”), the Calculation Agent will consider the effect of any of the relevant events on such Underlying ADR, and adjustments will be made as if such Underlying ADR was common equity as described above. For example, if the stock represented by an Underlying ADR is subject to a two-for-one stock split, and assuming an initial Price Multiplier of 1, the Price Multiplier for such Underlying ADR would be adjusted so that it equals two. Unless otherwise specified in the applicable pricing supplement, with respect to Notes linked to an Underlying ADR (or directly to the common equity issued by a non-U.S. Underlying Company), the term “dividend” means the dividends paid to holders of the Underlying ADR (or the Underlying Stock issued by the applicable non-U.S. Underlying Company), and such dividends may reflect the netting of any applicable foreign withholding or similar taxes that may be due on dividends paid to a U.S. person.

The Calculation Agent may determine not to make an adjustment with respect to an Underlying ADR if:

(A)

holders of such Underlying ADR are not eligible to participate in any of the events that would otherwise require anti-dilution adjustments as set forth above if the Notes had been linked directly to the common shares of the applicable Underlying Company represented by such Underlying ADR; or

(B)

to the extent that the Calculation Agent determines that the applicable Underlying Company or the depositary for such Underlying ADRs has adjusted the number of common shares of such Underlying Company represented by each share of such Underlying ADR, so that the market price of such Underlying ADR would not be affected by the corporate event.

If the applicable Underlying Company or the depositary for the Underlying ADRs, in the absence of any of the events described above, elects to adjust the number of common shares of the Underlying Company represented by each share of such Underlying ADR, then the Calculation Agent may make the appropriate anti-dilution adjustments to reflect such change. The depositary for an Underlying ADR may also make adjustments in respect of such Underlying ADRs for share distributions, rights distributions, cash distributions and distributions other than shares, rights, and cash. Upon any such adjustment by the depositary, the Calculation Agent may adjust the Price Multiplier of an Underlying ADR or other terms of the Notes as the Calculation Agent determines commercially reasonable to account for that event.

Alternative Anti-Dilution and Reorganization Adjustments

The Calculation Agent may elect at its discretion to not make any of the adjustments to the Price Multiplier of an Underlying Stock or to the other terms of the Notes, including the method of determining any payment on the Notes, described in this section, but may instead make adjustments, in its discretion, to the Price Multiplier of an Underlying Stock or any other terms of the Notes that will reflect the adjustments to the extent practicable made by the Options Clearing Corporation on options contracts on an Underlying Stock or any successor common stock. For example, if an Underlying Stock is subject to a two-for-one stock split, and the Options Clearing Corporation adjusts the strike prices of the options contract on such Underlying Stock by dividing the strike price by two, then the Calculation Agent may also elect to divide any applicable “starting value” of such Underlying Stock by two. In this case, the Price Multiplier will remain one. This adjustment would have the same economic effect on holders of the Notes as if the Price Multiplier had been adjusted.

Delisting of ADRs or Termination of ADR Facility

If an Underlying ADR is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or if the ADR facility between the applicable Underlying Company and the applicable ADR depositary is terminated for any reason, then, on and after the date that such Underlying ADR is no longer so listed or admitted to trading or the date of such termination, as applicable (the “Termination Date”), the applicable Underlying Stock will be deemed to be the applicable Underlying Company’s common equity securities rather than such Underlying ADR. The Calculation Agent will determine the price of the applicable Underlying Stock by reference to those common shares. Under such circumstances, the Calculation Agent may modify any terms of the Notes as it deems necessary, in its sole discretion, to ensure an equitable result. On and after the Termination Date, for all purposes, the Closing Market Price of the applicable Underlying Company’s common shares on their primary exchange will be converted to U.S. dollars using such exchange rate as the Calculation Agent, in its sole discretion, determines to be commercially reasonable. Alternatively, the Calculation Agent may elect to replace such Underlying ADR with the securities of a Successor Foreign Underlying Stock, as described in the following section.

Delisting of a non-U.S. Underlying Stock or Nationalization of a non-U.S. Underlying Company

If a non-U.S. equity security serving as an Underlying Stock with a relevant exchange located outside the United States (an “Original Foreign Underlying Stock”) is no longer listed or admitted to trading on a securities exchange (a “Delisting Event”), or if the issuer of an Original Foreign Underlying Stock is nationalized (a “Nationalization Event”), the Calculation Agent, in its sole discretion may either:

(a)	select a Successor Foreign Underlying Stock (as defined below) to that non-U.S. equity security after the close of the principal trading session on the Trading Day immediately prior to the effective date of the Delisting Event or Nationalization Event, as applicable (the effective date of the Delisting Event or Nationalization Event, as applicable, the “Change Date”), in accordance with the provisions of this section (each successor stock as so selected, a “Successor Foreign Underlying Stock” and each issuer of that Successor Foreign Underlying Stock, a “Successor Foreign Underlying Stock Issuer”); or

(b)

on and after the Change Date, (i) deem the closing price and, if applicable, the trading price of that Original Foreign Underlying Stock on each day to be the closing price of that Original Foreign Underlying Stock on the Trading Day immediately prior to the Change Date and (ii) deem the Price Multiplier of that Original Foreign Underlying Stock on each day to be the Price Multiplier of that Original Foreign Underlying Stock on the Trading Day immediately prior to the Change Date.

Upon the selection of any Successor Foreign Underlying Stock by the Calculation Agent as described above, then on and after the Change Date:

(a)

references in this product supplement or the applicable pricing supplement to the applicable “Underlying Stock” will no longer refer to the Original Foreign Underlying Stock and will be deemed instead to refer to that Successor Foreign Underlying Stock for all purposes;

(b)

references in this product supplement or the applicable pricing supplement to “issuer” (the Underlying Company) of the Original Foreign Underlying Stock will be deemed to be to the applicable Successor Foreign Underlying Stock Issuer for all purposes;

(c)	the relevant starting value or similar price for that Successor Foreign Underlying Stock will be determined by the Calculation Agent in a manner that it determines to be commercially reasonable; and

(d)

the Price Multiplier for that Successor Foreign Underlying Stock will be an amount as determined by the Calculation Agent in good faith as of the Change Date, taking into account, among other things, the closing price of the Original Foreign Underlying Stock on the Trading Day immediately preceding the Change Date, subject to adjustment for certain corporate events related to that Successor Foreign Underlying Stock described in “—Anti-Dilution Adjustments.”

The “Successor Foreign Underlying Stock” with respect to an Underlying Stock will be the common stock of a company organized in, or with its principal executive office located in, the country in which the issuer of the Original Foreign Underlying Stock is organized or has its principal executive office, selected by the Calculation Agent from among the common stocks of three companies then listed on a non-U.S. securities exchange that are not the Original Foreign Underlying Stock, with the three largest market capitalizations within the same industry as the issuer of the Original Foreign Underlying Stock that also have an equity security that is listed and traded on a national securities exchange in the United States or the primary non-U.S. securities exchange or market for the Original Foreign Underlying Stock that, in the sole discretion of the Calculation Agent, is the most comparable to the Original Foreign Underlying Stock (prior to the Change Date), taking into account factors such as the Calculation Agent deems relevant, including, without limitation, dividend history and stock price volatility; provided, however, that a Successor Foreign Underlying Stock will not be any stock that is subject to a trading restriction under the trading restriction policies of the Issuer, the Guarantor or any of their affiliates that would materially limit the ability of the Issuer or any of its affiliates to hedge the Notes with respect to that stock.

The Calculation Agent will provide information as to any Successor Foreign Underlying Stock upon written request by any holder of the Notes.

Underlying Stock

Any information in the applicable pricing supplement regarding any Underlying Stock or any Underlying Company will be derived from publicly available documents. Any Underlying Stock will be registered under the Exchange Act. Information provided to or filed with the SEC by any Underlying Company can be located at the SEC’s facilities or through the SEC’s website, www.sec.gov. None of us, the Guarantor, the agents or our respective affiliates will have independently verified the accuracy or completeness of any of the information or reports of an Underlying Company.

The selection of an Underlying Stock is not a recommendation to buy or sell the Underlying Stock. None of us, the Guarantor or its subsidiaries or any other affiliates makes any representation to any purchaser of the Notes as to the performance of any Underlying Stock.

Role of the Calculation Agent

The Calculation Agent has the sole discretion to make all determinations regarding the Notes as described in this product supplement, including determinations regarding the payment(s) on the Notes, the Underlying, the Underlying Stock(s), the Price Multiplier, any Market Disruption Events, Trading Days, business days, calculation days, Observation Dates, Non-Calculation Days, Non-Observation Dates, and determinations relating to changes to any Underlying Stock, as described above. Absent manifest error, all determinations of the Calculation Agent will be conclusive for all purposes and final and binding on you, the Guarantor and us, without any liability on the part of the Calculation Agent.

We expect to appoint BofAS or one of our other affiliates as the Calculation Agent for each issue of the Notes. However, we may change the Calculation Agent at any time without notifying you. The identity of the Calculation Agent will be set forth in the applicable pricing supplement.

Same-Day Settlement and Payment

The Notes will be delivered in book-entry form only through The Depository Trust Company against payment by purchasers of the Notes in immediately available funds. We will pay the amounts due on the Notes in immediately available funds so long as the Notes are maintained in book-entry form.

Events of Default and Acceleration

Events of default are defined in the senior indenture and in “Description of Debt Securities of BofA Finance LLC—Events of Default and Rights of Acceleration; Covenant Breaches” beginning on page 51 of the accompanying prospectus. If a bankruptcy proceeding is commenced in respect of us, your claim may be limited under applicable bankruptcy law. In case of a default in payment of the Notes, whether at their maturity or upon acceleration, they will not bear a default interest rate. The applicable pricing supplement will set forth how the payment on the Notes in the event of an event of default will be determined.

Listing

Unless otherwise specified in the applicable pricing supplement, the Notes will not be listed on a securities exchange or quotation system.

SUPPLEMENTAL PLAN OF DISTRIBUTION; CONFLICTS OF INTEREST

One or more of our affiliates may act as our Selling Agent for any offering of the Notes. Each Selling Agent will be a party to the distribution agreement described in “Supplemental Plan of Distribution (Conflicts of Interest)” beginning on page S-67 of the accompanying prospectus supplement.

Each Selling Agent will receive an underwriting discount or commission that is a percentage of the aggregate principal amount of the Notes sold through its efforts, which will be set forth in the applicable pricing supplement.

None of the Selling Agents is acting as your fiduciary or advisor solely as a result of the making of any offering of the Notes, and you should not rely upon this product supplement, the applicable pricing supplement, or the accompanying prospectus or prospectus supplement as investment advice or a recommendation to purchase any Notes. You should make your own investment decision regarding the Notes after consulting with your legal, tax, and other advisors.

BofAS and any of our other affiliates may use this product supplement and the accompanying prospectus supplement and prospectus, together with the applicable pricing supplement, in a market-making transaction for any Notes after their initial sale.